Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: investorrelations@cree.com

Cree Reports Record Quarterly Revenue for the First Quarter of Fiscal Year 2010

Quarterly Revenue increased 20% year-over-year to $169 Million

DURHAM, N.C., October 20, 2009 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced record revenue of $169.1 million for its first quarter of fiscal 2010, ended September 27, 2009.  This represents a 20% increase compared to revenue of $140.4 million reported for the first fiscal quarter last year and a 14% increase compared to the fourth quarter of fiscal 2009.  GAAP net income for the first quarter increased 255% year-over-year to $21.0 million, or $0.23 per diluted share, compared to GAAP net income of $5.9 million, or $0.07 per diluted share, for the first quarter of fiscal 2009. On a non-GAAP basis, net income for the first quarter of fiscal 2010 increased 107% year-over-year to $27.4 million, or $0.30 per diluted share, compared to non-GAAP net income for the first quarter of fiscal 2009 of $13.2 million or $0.15 per diluted share. Cree generated $61.2 million of operating cash flow and $40.8 million of free cash flow (cash flow from operations less capital expenditures) during the first quarter.

“We got off to a very good start in Q1, as both revenue and profits exceeded our targets,” stated Chuck Swoboda, Cree Chairman and CEO.  “We are benefitting from continued LED lighting adoption and high factory utilization and are well positioned for solid growth in Q2.  As a result of the recent equity offering, we have the balance sheet to invest in the growth of our business as we look to continue to lead the LED lighting revolution.”

Q1 2010 Financial Metrics:

	First Quarter (in thousands, except per share amounts)
	2010	2009	Change
Net revenue	$169,130	$140,378	$28,752	20%
GAAP
Gross Margin	43.6%	35.2%
Operating Margin	15.8%	3.4%
Net Income	$21,026	$ 5,919	$15,107	255%
Earnings per diluted share	$ 0.23	$ 0.07	$ 0.16	229%
Non-GAAP
Gross Margin	44.1%	36.1%
Operating Margin	20.9%	10.1%
Net Income	$27,432	$13,249	$14,183	107%
Earnings per diluted share	$ 0.30	$ 0.15	$ 0.15	100%

»	Cash and investments increased $441.2 million to $888.5 million, with cash flow from operations of $61.2 million and free cash flow of $40.8 million.

»	Accounts receivable (net) decreased $10.0 million from Q4 of fiscal 2009 to $93.1 million, resulting in days sales outstanding of 50, a decrease of 13 days from Q4 of fiscal 2009.

»	Inventory (net) increased $7.1 million from Q4 of fiscal 2009 to $86.0 million and represents 81 days of inventory, an increase of 2 days from Q4 of fiscal 2009.

Recent Business Highlights:

»	Lighting for Tomorrow Grand Prize Winner with the LR6-DR1000 recessed downlight.

»	Released the XLamp® XP-G, the industry’s brightest and highest-efficiency lighting-class LED.

»	Announced that Cree offers the most lighting-class LEDs for designing Energy Star® –compliant LED fixtures.

»	Completed a common stock offering of 12.65 million shares with net proceeds of $434.2 million.

»	Announced plans to add 575 green jobs in North Carolina by the end of 2012.

Business Outlook:

For its second quarter of fiscal 2010 ending December 27, 2009, Cree targets revenue in a range of $180 million to $190 million with GAAP net income of $21 million to $23 million, or $0.20 to $0.22 per diluted share.  Non-GAAP net income is targeted to increase quarter-over-quarter to $29 million to $32 million, or $0.28 to $0.30 per diluted share, based on an estimated 105 million diluted weighted average shares, which includes 12.65 million shares issued in our recent equity offering.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.06 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal first quarter 2010 results and the fiscal second quarter 2010 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through November 3, 2009.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics”, “Quarter ending September 27, 2009”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for backlighting, wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless communications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins;  ongoing uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tighter credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; increasing price competition in key markets; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisitions; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2009, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and XLamp are registered trademarks of Cree, Inc.  Energy Star is a registered trademark of the U.S. Environmental Protection Agency.

CREE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	September 27,	September 28,
	2009	2008
	(Unaudited)

Revenue, net	$169,130	$140,378

Cost of revenue, net	95,352	91,015
Gross profit	73,778	49,363
Gross margin percentage	43.6%	35.2%

Operating expenses:
Research and development	20,174	17,275
Sales, general and administrative	23,613	22,918
Amortization of acquisition related intangibles	3,045	4,062
Loss on disposal or impairment of long-lived assets	293	405
Total operating expenses	47,125	44,660

Operating income	26,653	4,703
Operating income percentage	15.8%	3.4%

Non-operating income:
Gain on sale of investments, net	-	12
Interest and other non-operating income, net	1,761	2,958
Income from operations before income taxes	28,414	7,673

Income tax expense	7,338	1,754
Net income	$21,026	$5,919

Diluted earnings per share:
Net income	$0.23	$0.07

Weighted average shares of common
stock outstanding, diluted	92,730	88,732

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 27,	June 28,
	2009	2009
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$868,277	$417,653
Accounts receivable, net	93,059	103,035
Inventory, net	85,990	78,841
Income taxes receivable	1,526	1,526
Deferred income taxes	10,007	10,022
Prepaid expenses and other current assets	19,599	18,359
Total current assets	1,078,458	629,436

Property and equipment, net	333,576	320,110
Long-term investments	20,170	29,557
Intangible assets, net	111,315	113,328
Goodwill	304,791	304,791
Other assets	5,925	7,345
Total assets	$1,854,235	$1,404,567

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$55,177	$38,770
Accrued salaries and wages	20,662	16,732
Income taxes payable	9,559	8,139
Deferred income taxes	379	122
Other current liabilities	8,580	7,868
Contingent payment due related to COTCO acquisition	-	57,050
Total current liabilities	94,357	128,681

Long-term liabilities:
Deferred income taxes	42,737	42,752
Other long-term liabilities	8,386	8,386
Total long-term liabilities	51,123	51,138

Shareholders' Equity:
Common stock	129	112
Additional paid-in-capital	1,319,962	857,383
Accumulated other comprehensive income, net of taxes	11,621	11,236
Retained earnings	377,043	356,017
Total shareholders' equity	1,708,755	1,224,748
Total liabilities and shareholders' equity	$1,854,235	$1,404,567

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, and free cash flow.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included with this press release.

These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 27, 2009	September 28, 2008

GAAP Gross Profit	$73,778	$49,363
GAAP Gross Margin	43.6%	35.2%
Adjustment:
Stock-based compensation expense	825	1,302
Non-GAAP Gross Profit	$74,603	$50,665
Non-GAAP Gross Margin	44.1%	36.1%

	Three Months Ended
	September 27, 2009	September 28, 2008

GAAP operating income	$26,653	$4,703
GAAP operating income percentage	15.8%	3.4%
Adjustments:
Stock-based compensation expense	5,612	5,433
Amortization of acquisition-related intangible assets	3,045	4,062
Total adjustments to GAAP operating income	8,657	9,495
Non-GAAP operating income	35,310	14,198
Non-GAAP operating income percentage	20.9%	10.1%

	Three Months Ended
	September 27, 2009	September 28, 2008

GAAP net income	$21,026	$5,919
Adjustments:
Stock-based compensation expense	5,612	5,433
Amortization of acquisition-related intangible assets	3,045	4,062
Total adjustments to GAAP income before provision
for income taxes	8,657	9,495
Income tax effect	(2,251)	(2,165)
Non-GAAP net income	27,432	13,249
Diluted net income per share:
GAAP net income	$0.23	$0.07
Non-GAAP	$0.30	$0.15
Shares used in diluted net income per share calculation:
GAAP net income	92,730	88,732
Non-GAAP	92,730	88,732

	Three Months Ended
	September 27, 2009	September 28, 2008
Free Cash Flows
Cash flow from operations	$61,188	$43,951
Less: PP&E CapEx spending	20,389	13,700
Total Free Cash Flows	$40,799	$30,251

CREE, INC.
Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended
	September 27, 2009	September 28, 2008
Stock-Based Compensation Expense
Cost of sales	$825	$1,302

Research and development	1,264	1,446
Sales, general and administrative	3,523	2,685
Total stock-based compensation in operating expense	4,787	4,131

Total Stock-Based Compensation Expense	$5,612	$5,433

	September 27, 2009	June 28, 2009
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$695,991	$290,154
Short term investments	172,286	127,499
Long term investments	20,170	29,557
Total Cash, Cash Equivalents and Investments	$888,447	$447,210